UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 6, 2025

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Secor Road, Brookfield, CT	06804
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.01 par value per share	PLAB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2025, Photronics, Inc. (the “Company”) appointed George C. Macricostas to the position of Executive Chairman. He has been a member of the Company’s Board of Directors since 2002, serving on the Nomination and Cybersecurity Committees, and most recently as Chairman of the Compensation Committee.

Mr. Macricostas, age 55, is an investor and entrepreneur. He was a Founder, Chairman and CEO of RagingWire Data Centers, Inc., a provider of mission critical data center colocation facilities, which is where the “Cloud” lives. Mr. Macricostas guided the company through an 80% sale to NTT of Japan in 2014 and completed the sale in 2018. Mr. Macricostas has over 30 years of technical and business management experience in business operations and information technology. From 2006, Mr. Macricostas has served as a director of the Jane Goodall Institute, a non-profit organization. Previously, he was a senior vice president at Photronics, Inc., where he was responsible for all aspects of the company’s IT infrastructure. Mr. Macricostas also serves as a Board Member of the Macricostas Family Foundation, a non-profit organization that funds philanthropic, educational and environmental causes. Mr. Macricostas brings industry, risk management, leadership and business experience to the Board.

With his transition to the Executive Chairman role, Mr. Macricostas will be succeeded in his Board of Directors committee assignments by Mr. David Garcia, who became a member of the Board of Directors in December 2024. As a result of the appointment, both George Macricostas and his father Constantine (“Deno”) Macricostas will no longer be considered independent directors, resulting in a Board of Directors of nine, six of whom are independent.

Mr. Macricostas will enter an Employment Agreement with the Company on terms to be agreed with the Compensation Committee, which will be the subject of further disclosure upon execution.

The Company issued a press release announcing Mr. Macricostas’ appointment to the Executive Chairman role on January 10, 2025, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated January 10, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

By:	/s/ Christopher J. Lutzo
	Name:	Christopher J. Lutzo
	Title:	Vice President, General Counsel and Secretary

Date: January 10, 2025